CONSENT OF INDEPENDENT AUDITOR




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                         Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement(Form S-8 No. 333-04042) pertaining to the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan of our report dated July 13, 1998, with respect to the financial statements and schedules of the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended May 31, 1998.




Philadelphia, Pennsylvania                /s/ Ernst & Young LLP
August 27, 1998